SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

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Date of Report: November 6, 2002

Group 1 Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-6355 (Commission File Number)	52-0852578 (IRS Employer Identification Number)

4200 Parliament Place, Suite 600, Lanham, Maryland (Address of principal executive offices)	20706-1844 (Zip Code)

(301) 918-0400 (Registrant’s telephone number, including area code)

Items 1 - 4.	Not Applicable.

Item 5.	Other Events

        On November 5, 2002, Group 1 Software, Inc., a Delaware Corporation (the “Corporation”), declared a stock split of its Common Stock, $0.50 par value per share ( the “Common Stock”), held by stockholders of record on November 15, 2002 (the “Record Date”) in the ratio of one additional share to be issued for every one share owned on the Record Date. American Stock Transfer & Trust Company, as the Corporation’s Transfer Agent, has been instructed to issue shares on or about December 2, 2002 to effectuate the foregoing stock split.

Item 6.	Not Applicable

Item 6.	Not Applicable

Item 7.	Exhibits.

(99.1) Press release, November 5, 2002, issued by the Corporation. (99.2) Form of Letter to Stockholders.

Item 8.	Not Applicable

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Signature Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Group 1 Software, Inc. BY: /s/ Mark D. Funston —————————————— Mark D. Funston Chief Financial Officer

Date:	November 6, 2002

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